Exhibit 5.1

                  [LETTERHEAD OF BATCHER, ZARCONE & BAKER, LLP]



                                  May 27, 2008

U.S. Securities and Exchange Commission                                Via EDGAR
100 F Street
Washington,  DC  20549

Re: Legal Opinion Pursuant to SEC Form S-1
    Registration Statement - Wolf Resources, Inc.

Dear Ladies and Gentlemen:

We have acted as counsel to Wolf Resources, Inc., a Nevada corporation (the "Company") in connection with the Company's Registration Statement on Form S-1 and the Prospectus included therein (collectively the "Registration Statement") relating to a proposed offering by the Company to the public of 1,500,000 Series A Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), and 60,000,000 Common Shares par value $.001 to be issued upon conversion of the Series A Preferred Stock (the "Conversion shares").

The following opinion is based upon the Securities Act of 1933 as amended (the "Act") and Nevada securities laws, including without limitation, the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

The Shares are to be offered by the Company in a best efforts, direct public offering without any involvement of underwriters, as described in the Registration Statement. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and written and oral statements of officers and accountants of the Company and of public officials, and other documents that we have considered necessary and appropriate for this opinion.

Upon the basis of the foregoing, we are of the opinion that the Series A Preferred Shares and, upon conversion, the Conversion Shares, when sold pursuant to and in accordance with the Registration Statement and the documents described therein, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Nevada.

U.S. Securities and Exchange Commission
May 27, 2008
Page 2


I also consent to the use of this opinion in the Registration Statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to me under the heading "INTERESTS OF NAMED EXPERTS AND COUNSEL" in the Registration Statement.

                                    Regards,

                                    BATCHER ZARCONE & BAKER, LLP

                                    /s/ Karen Batcher
                                    -------------------------------------
                                    Karen A. Batcher, Esq.


cc: Christopher Paterson, President
    Wolf Resources, Inc.